                                 EXHIBIT 10.16

                               AMENDMENT TWO TO
                        REVOLVING CREDIT LOAN AGREEMENT


     THIS AMENDMENT TWO TO REVOLVING CREDIT LOAN AGREEMENT ("Amendment"), is made and entered into effective as of July 2, 1998, by and between NATIONAL ENVIRONMENTAL SERVICE CO., an Oklahoma corporation ("Borrower") and BANK OF OKLAHOMA, NATIONAL ASSOCIATION, a national banking association ("Bank").

                                   RECITALS

     A. Reference is made to the Revolving Credit Loan Agreement dated effective July 14, 1997, and Amendment One to Revolving Credit Loan Agreement dated December __, 1997, between Borrower and Bank (as amended, the "Credit Agreement"), pursuant to which currently exists a (I) $3,000,000 Revolving Line and (ii) $500,000 Term Loan.

     B. Borrower has requested Bank to: (I) increase the principal amount of the $3,000,000 Revolving Line to $4,500,000 and extend its maturity, and (ii) amend the Borrower's Borrowing Base calculation. Bank has agreed to accommodate Borrower's request, subject to the terms and conditions set forth below. All terms used herein shall have the meanings given in the Credit Agreement, unless otherwise expressly defined.

     For valuable consideration received, the parties agree to the following:

                                   AGREEMENT

1.   AMENDMENTS TO CREDIT AGREEMENT.  The Credit Agreement is amended as
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     follows:

     a.   Section 1.5 is hereby deleted and amended to read and mean as follows:

                "1.5  "Borrowing Base" means, at any date of determination
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              thereof, the sum of seventy-five percent (75%) of Borrower's
              Qualified Receivables at such date, plus fifty percent (50%) of
                                                  ----
              Borrower's Qualified Inventory at such date, as determined by Bank based upon the most recent information relating thereto provided to Bank pursuant to Section 2.2."

    The Borrowing Base Certificate shall be in form and content as set forth on

    Schedule "1.1" attached hereto.
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    b.   Sections 1.25 and 1.26 are hereby deleted, and Bank hereby releases the
         Guarantors, Albert A. McCutchan and Eddy Patterson, from their respective Guaranty Agreements executed July 14, 1997.


    c. Section 1.49 is hereby amended to additionally include the following new section:

               "1.49.12 As reported in accordance with GAAP, all receivables reported as "Costs in Excess of Billings", not to exceed $2,500,000 in aggregate."

    d. Section 1.52 is hereby amended to additionally include Lab One, Inc. as a subsidiary of Borrower.

    e. Section 1.53 is hereby amended to delete all references to the $3,000,000 Revolving Credit Note and replace with the "$4,500,000 Revolving Credit Note". The form of the $4,500,000 Revolving Credit
         Note is attached as Schedule "1.4" hereto.  All references in the
                             --------------
         Credit Agreement to "$3,000,000" are hereby deleted and replaced with "$4,500,000".

    f.   Section 6.4 is hereby deleted.

    g. Section 8.5 is hereby amended to delete the reference to "$500,000" and replace it with "$1,000,000" as the limitation on capital expenditures.


    h. Section 9.1(6) is amended to delete the reference to "$50,000" and replace it with "$100,000".

2.  CONDITIONS PRECEDENT.  The making of any loan provided for herein, shall be
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    conditioned upon the Borrower executing and/or delivering the following:

          2.1. This Amendment, with all schedules attached.

          2.2. $4,500,000 Revolving Credit Note.

          2.3. Amendment One to Real Estate Deed of Trust and Security Agreement, in the form and content of Schedule "2.3" attached
                                                     --------------
               hereto.

          2.4. Any other instruments, documents and/or agreements reasonably required by Bank in connection herewith.

3.  RATIFICATION.  Borrower hereby ratifies and confirms all Loan Documents to
    ------------
    which it is a party, and represents and warrants that: (I) the Loan Documents remain in full

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    force and effect and unchanged except as expressly amended hereby, (ii) all representations and warranties made thereunder are true and correct as of the date hereof and (iii) no Event of Default exists as of the execution of this Amendment. Borrower further represents and warrants that the Security Agreement and Deed of Trust delivered to Bank in connection with the Credit Agreement remain in full force and effect, and that each shall additionally secure payment of the $4,500,000 Revolving Credit Note, together with extensions, renewals and changes in form thereof.

4.  GOVERNING LAW AND BINDING EFFECT.  This instrument shall be governed by and
    --------------------------------
    construed in accordance with and governed by the laws of the State of Oklahoma, and shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, trustees, successors and assigns.

5.  COSTS, EXPENSES AND FEES.  Borrower agrees to pay all costs, expenses and
    ------------------------
    fees incurred in connection herewith.

                              "Borrower"

                              NATIONAL ENVIRONMENTAL SERVICE
                              CO., an Oklahoma corporation


                              By
                                 ---------------------------------------------
                                 Eddy Patterson, CEO and Chairman of the Board


                              "Bank"

                              BANK OF OKLAHOMA, NATIONAL
                              ASSOCIATION


                              By
                                 ---------------------------------------------
                                 Kevin M. Lackner, Vice President

                                PROMISSORY NOTE


$4,500,000                                                        July ___, 1998
                                                                 Tulsa, Oklahoma


    FOR VALUE RECEIVED, the undersigned, NATIONAL ENVIRONMENTAL SERVICE COMPANY ("Maker"), promises to pay to the order of BANK OF OKLAHOMA, N.A. ("Lender"), at its offices in Tulsa, Oklahoma, the principal sum of FOUR MILLION FIVE HUNDRED THOUSAND AND NO\100THS DOLLARS ($4,500,000) or, if less, the aggregate sum of advances made by Lender to Maker under the Revolving Credit and Term Loan Agreement between Maker and Lender dated July 14, 1997, as amended, payable as follows:

    a.   Principal.  Principal shall be payable on July 31, 1999.
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    b.   Interest.  Interest shall be payable on the first day of each month,
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         commencing the first day of August, 1998, and at maturity.  Interest shall accrue on the principal balance outstanding hereunder and on any past due interest hereunder at a rate at all times equal to the Prime Rate (defined below), plus three-quarters of one percent (3/4%) per annum.

If any payment shall be due on a Saturday or Sunday or upon any other day on which state or national banks in the State of Oklahoma are closed for business by virtue of a legal holiday for such banks, such payment shall be due and payable on the next succeeding banking day and interest shall accrue to such day. All interest due hereon shall be computed on the actual number of days elapsed (365 or 366) based upon a 360-day year.

    Such installment payments are to be applied first to the payment of interest on the principal balance from time to time remaining unpaid at the aforesaid rate, and any balance shall be used to reduce the principal balance; except that if any advances made by the holder hereof under the terms of any instrument, document or agreement executed by Maker in connection herewith have not been repaid, any monies received may, at the option of holder, be applied first to repay such advances and interest thereon, and the balance, if any, applied to any installment then due. Any prepayments shall be applied to installments in the inverse order of occurrence.

    "Prime Rate" shall mean a fluctuating interest rate per annum as in effect from time to time, which interest rate per annum shall at all times be equal to the rate of interest announced publicly from time to time (whether or not charged in each instance), by The Chase Manhattan Bank, N.A. at New York, New York ("Rate Bank"), as its base rate or general reference rate. Each change in the Prime Rate (or any component thereof) shall become effective hereunder without notice to Maker (which notice is hereby expressly waived by Maker), on the effective date of each such change. Should the Rate Bank abolish or abandon the practice of announcing or publishing a Prime Rate, then the Prime Rate used during the remaining term of this Note shall be that interest rate or other general reference rate then in effect at the Rate Bank which, from time to time, in the
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reasonable judgment of Bank, most effectively approximates the initial definition of the "Prime Rate." Maker acknowledges that Lender may, from time to time, extend credit to other borrowers at rates of interest varying from, and having no relationship to, the Prime Rate. The rate of interest payable upon the indebtedness evidenced by this Note shall not, however, at any time exceed the maximum rate of interest permitted under the laws of the State of Oklahoma for loans of the type and character evidenced by this Note.

    All payments under this Note shall be made in legal tender of the United States of America or in other immediately available funds at Lender's office described above, and no credit shall be given for any payment received by check, draft or other instrument or item until such time as the holder hereof shall have received credit therefor from the holder's collecting agent or, in the event no collecting agent is used, from the bank or other financial institution upon which said check, draft or other instrument or item is drawn.

    From time to time the maturity date of this Note may be extended or this Note may be renewed, in whole or in part, or a new note of different form may be substituted for this Note and/or the rate of interest may be changed, or changes may be made in consideration of loan extensions, and the holder, from time to time, may waive or surrender, either in whole or in part, any rights, guarantees, security interests or liens given for the benefit of the holder in connection herewith; but no such occurrences shall in any manner affect, limit, modify or otherwise impair any rights, guarantees or security of the holder not specifically waived, released or surrendered in writing, nor shall any maker, guarantor, endorser or any person who is or might be liable hereon, either primarily or contingently, be released from such liability by reason of the occurrence of any such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon; and such release shall not affect or discharge the liability of any other person who is or might be liable hereon.

    If any payment required by this Note to be made is not made when due, or if any default occurs under any loan agreement or under the provisions of any mortgage, security agreement, assignment, pledge or other document or agreement which provides security for the indebtedness evidenced by this Note, the holder hereof may, at its option, without notice or demand, declare this Note in default and all indebtedness due and owing hereunder immediately due and payable. Interest from the date of default on such principal balance and on any past due interest hereunder shall accrue at the rate of five percent (5%) per annum above the non-default interest rate accruing hereunder. The Maker and any endorsers, guarantors and sureties hereby severally waive protest, presentment, demand, and notice of protest and nonpayment in case this Note or any payment due hereunder is not paid when due; and they agree to any renewal, extension, acceleration, postponement of the time of payment, substitution, exchange or release of collateral and to the release of any party or person primarily or contingently liable without prejudice to the holder and without notice to the Maker or any endorser, guarantor or surety. Maker and any guarantor, endorser, surety or any other person who is or may become liable hereon will, on demand, pay all costs of collection, including reasonable attorney fees of the holder hereof in attempting to enforce payment of this Note and reasonable attorney fees for defending the validity of any document securing this Note as a valid first and prior lien.
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    Upon the occurrence of any default hereunder, Lender shall have the right, immediately and without further action by it, to set off against this Note all money owed by Lender in any capacity to the Maker or any guarantor, endorser or other person who is or might be liable for payment hereof, whether or not due, and also to set off against all other liabilities of Maker to Lender all money owed by Lender in any capacity to Maker; and Lender shall be deemed to have exercised such right of set off and to have made a charge against such money immediately upon the occurrence of such default even though such charge is made or entered into the books of Lender subsequently thereto.

    The holder of this Note may collect a late charge not to exceed an amount equal to five percent (5%) of the amount of any payment which is not paid within ten (10) days from the due date thereof, for the purposes of covering the extra expenses involved in handling delinquent payments. This late charge provision shall not be applicable in the event the holder hereof, at its option, elects to receive interest at the increased rate as provided hereunder in the event of default.

    This Note is given for an actual loan of money for business purposes and not for personal, agricultural or residential purposes, and is executed and delivered in the State of Oklahoma and shall be governed by and construed in accordance with the laws of the State of Oklahoma.

    This Note is an amendment and increase to the $3,000,000 Promissory Note dated December ___, 1997, between Maker and Lender.

                              NATIONAL ENVIRONMENTAL SERVICE
                              COMPANY


                              By
                                 ---------------------------------------------
                                 Eddy Patterson, CEO and Chairman of the Board